EXHIBIT 10.5
                                                                    ------------

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATES SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DSL.NET, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                   SECURED CONVERTIBLE MINIMUM BORROWING NOTE
                   ------------------------------------------

          FOR VALUE RECEIVED, DSL.NET, INC. a Delaware corporation (the "BORROWER") promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "HOLDER") or its registered assigns, on order, the sum of Four Million Dollars Two Hundred Fifty Thousand Dollars ($4,250,000) without duplication of any amounts owing by Borrower to Holder under the Revolving Note, together with any accrued and unpaid interest hereon, on August 1, 2006 (the "MATURITY DATE").

          Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement between Borrower and the Holder dated as of August 31, 2004 (as amended, modified and supplemented from time to time, the "SECURITY AGREEMENT").

          The following terms shall apply to this Secured Convertible Minimum Borrowing Note (this "Note"):

                                    ARTICLE I
                                  INTEREST RATE

     1.1 Contract Rate. Subject to Sections 5.3 and 6.7 hereof, interest payable on this Note shall accrue at a rate per annum equal to the Prime Rate plus two percent (2.00%) (the "CONTRACT RATE"). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate in accordance with the terms of the Security Agreement. Subject to Section 1.2, the Contract Rate shall not be less than six percent (6.00%) nor greater than seven percent (7.00%).

     1.2 Contract Rate Adjustments and Payments. The Contract Rate shall be subject to further adjustment as set forth herein on the last business day of each month hereafter until the Maturity Date (each a "Determination Date"). If
(i) the Borrower shall have registered the shares of the Borrower's common stock underlying each of the conversion of this Note and the exercise of that certain warrant issued to Holder on a registration statement declared effective by the

Securities and Exchange Commission (the "SEC"), and (ii) the market price (the "Market Price") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Interest Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2.0.%) therefore and for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. If (i) the Borrower shall not have registered the shares of the Borrower's common stock underlying the conversion of this Note and the exercise of that certain warrant issued to Holder on a registration statement declared effective by the SEC and which remains effective, and (ii) the Market Price of the Common Stock as reported by Bloomberg, L.P. on the principal market for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be decreased by 100 basis points (100 b.p.) (1.0.%) therefore and for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained in herein), in no event shall the Contract Rate be less than zero percent (0%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on October 1, 2004 and on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise (each, a "CONTRACT RATE PAYMENT DATE").


                                   ARTICLE II
                          ADVANCES, PAYMENTS UNDER NOTE

     2.1. Mechanics of Advances. All Loans evidenced by this Note shall be made in accordance with the terms and provisions of the Security Agreement.

     2.2. Fixed Conversion Price. For purposes hereof, subject to Section 3.5 hereof, the initial "FIXED CONVERSION PRICE" means $0.28 (105% of the average of the closing price of the Common Stock for the ten (10) trading days immediately prior to the date hereof).

     2.3. Payments in Common Stock. Subject to Sections 2.4 and 3.2, if the average closing price of the Common Stock on the Principal Market is at least 115% of the Closing Price, with the product rounded to the nearest penny, for any period of ten (10) consecutive trading days (each, a "DETERMINATION PERIOD"), then on the next trading day following the completion of each such Determination Period, the Holder shall provide the Borrower with written notice (a "CALL NOTICE") requiring the conversion at the Fixed Conversion Price of all (or such lesser amount as may be necessary to comply with the provisions of Section 3.2) of the outstanding interest and principal of this Note as of the date set forth in the Call Notice (the "CALL DATE") (it being acknowledged and agreed that Holder shall specify any limitation imposed by Section 3.2 in its Call Notice, and, so long as a Determination Period shall be continuing, as soon as Holder reduces its holdings of Common Stock so as not to be in violation of
Section 3.2, Holder shall deliver a subsequent Call Notice requiring the conversion the remaining outstanding interest and principal of this Note up to the limitations of Section 3.2). The Call Date associated with any Call Notice shall be at least three (3) trading days following the date of the Call Notice. On the Call Date, the Borrower shall deliver to the Holder certificates evidencing the shares of Common Stock issued in satisfaction of the principal and interest being retired. Notwithstanding the foregoing, the Borrower's issuance of shares of Common Stock in payment of its obligations under this Note pursuant to this Section 2.3 shall be subject to the limitation that the number of shares of Common Stock to be issued in connection with any Call Notice shall not exceed thirty percent (30%) of the aggregate dollar trading volume (the "TRADING VOLUME LIMITATION") of the Common Stock (as such volume is reported by Bloomberg, L.P.) during the Determination Period corresponding to such Call Notice. Notwithstanding anything herein to the contrary, the parties agree that if any conversion hereunder is limited by the Trading Volume Limitation and the closing price of the Common Stock on the Principal Market shall continue to be at least 115% of the Closing Price beyond the Determination Period for which and initial Call Notice shall have been delivered, a new Determination Period shall occur each trading day thereafter on a rolling ten (10) trading day basis until such time as the Common Stock on the Principal Market shall cease to trade at least 115% of the Closing Price; provided however, that if new Trading Volume Limitation(s) shall be calculated on a rolling basis for a five (5) trading day period, no more than an aggregate of two (2) conversions at such new Trading Volume Limitation(s) may be made during any calendar month. For purposes hereof, the "Closing Price" means $0.27. [The average of the closing price of the Common Stock for the ten (10) trading days immediately prior to the date hereof.]

     2.4. No Effective Registration. Notwithstanding anything to the contrary herein, no repayment of any amount hereunder in shares of Common Stock shall be made if at any time from the Call Date for such payment through the date upon which such payment is made by delivery of certificates for shares of Common Stock there fails to exist an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued, or if an Event of Default (as defined in Article V hereof) hereunder exists and is continuing, unless such requirement is otherwise waived in writing by the Holder in whole or in part at the Holder's option.

     2.5. Optional Prepayment in Cash. (a) Subject to Section 2.5(b) hereof, the Borrower will have the option of prepaying this Note in whole or in part ("OPTIONAL PREPAYMENT ") by paying to the Holder a sum of money equal to the sum of (i) one hundred fifteen percent (115%) of the outstanding principal amount of this Note to be prepaid and (ii) any accrued and unpaid interest on such outstanding principal amount of this Note and any and all other sums due accrued or payable to Holder under the Note, the Security Agreement or any other Ancillary Agreement (as defined in the Security Agreement) (the "Prepayment AMOUNT") on the day written notice of redemption (the "NOTICE OF PREPAYMENT ") is given to the Holder.

     (b) If a Registration Statement (as defined in the Registration Rights Agreement) covering the Securities has been filed as required by the Registration Rights Agreement and has been declared and remains effective, the Borrower will have the option irrespective of 2.5(a) above of prepaying this
Note in whole or in part by paying to the Holder a sum of money equal to the sum of (i) one hundred five percent (105%) of the outstanding principal amount of this Note to be prepaid by delivering a Notice of Prepayment to the Holder and
(ii) any accrued and
unpaid interest on such outstanding principal amount of this Note and any and all other sums due accrued or payable to Holder under this Note, the Security Agreement or any other Ancillary Agreement (as defined in the Security Agreement).

     (c) Any Notice of Prepayment delivered pursuant to this Section 2.5 shall specify the date for such Optional Prepayment (the "PREPAYMENT PAYMENT DATE") which date shall be seven (7) days after the date of the Notice of Prepayment (the "PREPAYMENT PERIOD"). A Notice of Prepayment shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (defined below) pursuant to Section 3.1, or for conversions made by the Holder pursuant to Section 3.1 during the Prepayment Period. The Prepayment Amount shall be determined as if such Holder's conversion elections had been completed immediately prior to the date of the Notice of Prepayment. On the Prepayment Payment Date, the Prepayment Amount (plus any additional interest and fees accruing on the Notes during the Prepayment Period) must be irrevocably paid in full in immediately available funds to the Holder. In the event the Borrower fails to pay the Prepayment Amount on the Prepayment Payment Date, then such Prepayment Notice will be null and void.


                                   ARTICLE III
                           HOLDER'S CONVERSION RIGHTS

     3.1. Optional Conversion. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default, and, subject to the limitations set forth in Section 3.2 hereof, to convert all or any portion of the outstanding principal amount under this Note and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the then applicable Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the "CONVERSION SHARES."

     3.2 Conversion Limitation. A. 4.99% Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of Section 3.1 of this Note an amount that would be convertible into that number of shares of Common Stock which, when added to the number of shares of Common Stock otherwise beneficially owned by such Holder (with respect to such Holder, such number of shares of Common Stock herein referred to as the Holder's "BENEFICIAL OWNERSHIP") including those issuable upon exercise of Warrants held by such Holder would exceed 4.99% of the outstanding shares of Common Stock of the Borrower at the time of conversion. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. In connection with any obligation of the Borrower to issue to the Holder shares of Common Stock pursuant to the terms hereof, the Holder will inform the Borrower of such Holder's Beneficial Ownership. Subject to Section 3.2 B below, the conversion limitation described in this Section 3.2A shall automatically become null and void without any notice to Borrower upon the occurrence and during the continuance beyond any applicable grace period of an Event of Default, or upon 75 days prior notice to the Borrower by the Holder.

     B. 19.99% Limitation. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Borrower and acquirable by the Holder at a price below $0.24 per share pursuant to the terms of this Note, the Security Agreement or any Ancillary Agreement, shall not exceed an aggregate of 19.99% of the total issued and outstanding shares (calculated in accordance with applicable Principal Market rules and regulations) shares of the Borrower's Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) or otherwise violate the Borrower's obligations under the rules and regulations of the Principal Market (the "MAXIMUM COMMON STOCK ISSUANCE"), unless Stockholder approval shall first be obtained in accordance with Section 13(u) of the Security Agreement. Borrower shall not be obligated to issue such shares of Common Stock in excess of the Maximum Common Stock Issuance unless and until the Borrower obtains the Stockholder Approval in accordance with Section 13(u) of the Security Agreement and applicable Principal Market rules and regulations.

     3.3 Mechanics of Holder's Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the principal amount, accrued interest and fees that are being converted and include the Holder's then current Beneficial Ownership. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the principal amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within three (3) business days of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

     3.4 Late Payments. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article III beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article III upon conversion of this Note, in the amount equal to $500 per business day after the Delivery Date. The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.

     3.5 Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.2 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     A. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.

     B. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Borrower in shares of Common Stock, the Fixed Conversion Price and for the purposes of Section 2.3 hereof, the Closing Price, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     C. Share Issuances. Subject to the provisions of this Section 3.5, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except pursuant to: (i) Subsections A or B above; (ii) securities issued, or deemed issued (as provided below), to directors, officers, employees or consultants of the Borrower or a subsidiary of the Borrower in connection with their service as directors of the Borrower or a subsidiary of the Borrower, their employment by the Borrower or a subsidiary of the Borrower or their retention as consultants by the Borrower or a subsidiary of the Borrower under any stock agreement and/or stock plan adopted by the Borrower, plus such number of shares of Common Stock which are repurchased by the Borrower from such persons pursuant to contractual rights held by the Borrower and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Borrower therefor; (iii) shares of Common Stock issuable upon exercise of options, warrants or other obligations outstanding as of the date hereof; (iv) shares of Common Stock issuable upon the conversion of the Borrower's Preferred Stock in existence on the date hereof; and (v) shares of Common Stock issued as payment of interest in accordance with the terms of the notes issued pursuant to that Note and Warrant Purchase Agreement dated as of July 18, 2003 by and among the Borrower and the investors named therein) for a consideration per share (the "OFFER PRICE") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset pursuant to the formula below:

     If the Corporation issues any additional shares pursuant to Section 3.5C above then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:

          -----------------------------
                      A + B
          -----------------------------
          (A + B) + [((C - D) x B) / C]
          -----------------------------

     A = Total amount of shares convertible pursuant to this Note.

     B = Actual shares sold in the offering

     C = Fixed Conversion Price

     D = Offering price


     For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities. Notwithstanding the immediately foregoing, no adjustment to the then applicable Fixed Conversion Price shall be made if such adjustment, as calculated pursuant to this Section 3.5(C), would result in a change to the then applicable Fixed Conversion Price of less than $0.01.

     D. Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Subsection C above, the following shall apply:

          (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

          (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

          (c) Upon any such exercise, the aggregate consideration received for such securities shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (D)).

     3.6 Reservation of Shares. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

     3.7 Registration Rights. The Holder has been granted registration rights with respect to the shares of Common Stock issuable upon conversion of this Note as more fully set forth in a Registration Rights Agreement.


                                   ARTICLE IV
                                EVENTS OF DEFAULT

     The occurrence of any of the events set forth in Sections 4.1 and 4.2, inclusive, shall be an Event of Default ("EVENT OF DEFAULT"):

     4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of principal, interest or other fees hereon or on any other promissory note issued pursuant to the Security Agreement, or the Borrower fails to pay when due any amount due under any other promissory note issued by the Borrower, when due in accordance with the terms of such note.

     4.2 Other Events of Default. The occurrence of any other Event of Default as set forth in Section 19 of the Security Agreement.

                           DEFAULT RELATED PROVISIONS

     4.3 Payment Grace Period. The Borrower shall have a three (3) business day grace period to pay any monetary amounts due under this Note.

     4.4 Conversion Privileges. The conversion obligations set forth in Article II and the conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.


                                    ARTICLE V
                                DEFAULT PAYMENTS

     5.1 Default Payment. If an Event of Default occurs and is continuing beyond any applicable grace period, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Security Agreement and all obligations of Borrower under the Security Agreement, to require the Borrower to make a Default Payment ("DEFAULT PAYMENT"). The Default Payment shall be 112% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Notes or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes and then to outstanding principal balance of the Notes.

     5.2 Default Payment Date and Default Notice Period. The Default Payment shall be due and payable on the fifth business day after an Event of Default as defined in Article IV ("DEFAULT PAYMENT DATE") has occurred and is continuing beyond any applicable grace period. The period between date upon which of an Event of Default has occurred and is continuing beyond any applicable grace period and the Default Payment Date shall be the "DEFAULT PERIOD." If during the Default Period, the Borrower cures the Event of Default, the Event of Default will no longer exist and any additional rights the Holder had triggered by the occurrence and continuance of an Event of Default will no longer exist including, without limitation, the right to receive the Default Payment. If the Event of Default is not cured during the Default Notice Period, all amounts payable hereunder shall be due and payable on the Default Payment Date, all without further demand, presentment or notice, or grace period, all of which hereby are expressly waived.

     5.3 Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be increased to the Default Rate, and all outstanding Obligations under this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such Obligations until such Event of Default is cured or waived.

     5.4  Cumulative Remedies. The remedies under this Note shall be cumulative.


                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     6.2 Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

     6.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

     6.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement.

     6.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

     6.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligatio ns, or to enforce a judgment or other court order in favor of Holder.

     6.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     6.8 Security Interest and Guarantee. The Holder has been granted a security interest in certain assets of the Borrower and its Subsidiaries as more fully described in the Security Agreement.

     6.9 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

       [Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the Borrower has caused this Secured Convertible Minimum Borrowing Note to be signed in its name effective as of this 31st day of August, 2004.



                                                DSL.NET, INC.


                                                By: /s/ Robert J. DeSantis
                                                    ----------------------------

                                                Name: Robert J. DeSantis
                                                      --------------------------

                                                Title: Chief Financial Officer
                                                       -------------------------

WITNESS:


/s/ Jodi P. Dottori
-------------------
Jodi P. Dottori

                              NOTICE OF CONVERSION
                              --------------------


(To be executed by the Holder in order to convert the Note)



     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Secured Convertible Minimum Borrowing Note issued by DSL.NET, INC. on August 31, 2004 into Shares of Common Stock of DSL.NET, INC. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:     _____________________________________________________

Conversion Price:       _____________________________________________________

Shares To Be Delivered: _____________________________________________________

Signature:              _____________________________________________________

Print Name:             _____________________________________________________

Address:                _____________________________________________________

                        _____________________________________________________



Holder DWAC
instructions            _____________________________________________________




3137386











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